Exhibit 99.1

Air Products and Chemicals, Inc.

7201 Hamilton Boulevard, Allentown, PA 18195-1501

www.airproducts.com

Air Products Approves Separation of Versum Materials

Adjusts Record Date for APD Quarterly Dividend

LEHIGH VALLEY, Pa. (September 9, 2016) – Air Products (NYSE:APD) today announced that its Board of Directors has approved the completion of the previously announced separation of Air Products’ Electronic Materials Division from the remaining businesses of Air Products to form Versum Materials, Inc. (“Versum”).

Transaction Information

The Board of Directors of Air Products today declared a pro rata dividend of all the outstanding common stock of Versum. This dividend is expected to be paid on October 1, 2016 (the “distribution date”) to Air Products stockholders of record as of the close of business on September 21, 2016 (the “record date”). The dividend remains subject to the satisfaction of the conditions described in Versum’s previously filed Registration Statement on Form 10. Air Products may also cancel the dividend if, at any time prior to the dividend, the Air Products Board of Directors determines, in its sole discretion, that it is inadvisable to effect the dividend.

In connection with the separation, Air Products stockholders will receive one share of Versum common stock for every two shares of Air Products common stock they hold on the record date. Fractional shares of Versum common stock will not be distributed to Air Products stockholders. Instead, the fractional shares of Versum common stock will be aggregated and sold in the open market, with the net proceeds distributed pro rata in cash payments to the Air Products stockholders who otherwise would have received fractional shares of Versum common stock. The planned separation is expected to be tax-free to Air Products stockholders, except with respect to fractional shares. Air Products stockholders are urged to consult with their tax advisors with respect to the U.S. federal, state and local or foreign tax consequences, as applicable, of the dividend.

No action is required by any Air Products stockholders to receive the applicable number of shares of Versum common stock (and, if applicable, cash in lieu of any fractional shares). Air Products registered stockholders who hold Air Products common stock on the record date will receive a book-entry account statement reflecting their ownership of Versum common stock, which will be mailed a few days after the distribution. If you hold Air Products stock through a broker on the record date, your brokerage account will be credited with Versum shares through the Depository Trust Corporation (DTC) after settlement of “when issued” trading on October 6, 2016.

Air Products intends to distribute an information statement to all stockholders entitled to receive the distribution of Versum common stock. The information statement is an exhibit to Versum’s Registration Statement on Form 10, which describes Versum and the risks associated with owning its common stock, as well as other details regarding the separation and distribution. Versum’s Registration Statement on Form 10, including amendments, is available at www.sec.gov and at www.airproducts.com/versummaterials.aspx.

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Expected Trading in Shares of Air Products and Versum

Air Products also announced that it expects “when-issued” trading of Versum common stock to begin on September 19, 2016 on the New York Stock Exchange (“NYSE”), under the symbol “VSM WI.” “Regular way” trading of Versum common stock is expected to begin on the NYSE on October 3, 2016, under the symbol “VSM.” The “when-issued” trading market is a market for trading Versum common stock prior to the beginning of “regular way” trading of Versum on the NYSE on October 3, 2016. Stockholders who own Air Products common stock at the close of business on the record date will be entitled to Versum common stock distributed pursuant to the distribution and may trade this entitlement to shares of Versum common stock, without Air Products common stock they own, on the “when-issued” market.

Shares of Air Products common stock will continue to trade “regular way” on the NYSE under the symbol “APD” through and after the October 1, 2016 distribution date. Air Products also expects that beginning September 19, 2016, there will also be trading “ex-distribution” under the symbol “APD WI.” Prior to the distribution date, shares of Air Products common stock that trade in the “regular-way” market will trade with the right to receive shares of Versum common stock on the distribution date. Shares of Air Products common stock that trade in the “ex-distribution” market will trade without the right to receive shares of Versum common stock on the distribution date. Holders of Air Products common stock are encouraged to consult with their financial advisor regarding the specific implications of selling Air Products common stock on or before the distribution date.

Adjustment to Air Products’ Dividend Record Date

In July 2016, the Board of Directors of Air Products declared an Air Products quarterly dividend of 86 cents per share of common stock, which is payable on November 14, 2016. The previously announced record date for this dividend was October 3, 2016. To allow settlement of “when issued” trading to occur prior to the quarterly dividend record date, the quarterly dividend record date has been delayed. The Air Products November 14, 2016 dividend will now be payable to stockholders of record at the close of business on October 11, 2016, rather than on October 3, 2016.

External Advisors

Lazard is acting as sole financial advisor to Air Products with regard to the Versum separation. Skadden, Arps, Slate, Meagher & Flom LLP is acting as Air Products’ lead counsel.

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About Versum Materials

With $1 billion in sales in fiscal 2015, Versum Materials has approximately 1,900 employees, and 14 manufacturing and six research and development facilities in the Americas and Asia. Versum Materials is comprised of two primary business segments, Materials (74% of fiscal 2015 revenues) and Delivery Systems and Services (26% of fiscal 2015 revenues). It participates in six of seven key semiconductor process steps, supplying high purity specialty process gases, cleaners and etchants, slurries, organosilanes and organometallics deposition films, and equipment.

About Air Products

Air Products (NYSE:APD) is a world-leading Industrial Gases company celebrating 75 years of operation. The company’s core Industrial Gases business provides atmospheric and process gases and related equipment to manufacturing markets, including refining and petrochemical,

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metals, electronics, and food and beverage. Air Products is also the world’s leading supplier of liquefied natural gas process technology and equipment. The company’s Materials Technologies business serves the semiconductor, polyurethanes, cleaning and coatings, and adhesives industries.

The company had fiscal 2015 sales of $9.9 billion and has a current market capitalization of more than $30 billion. Approximately 19,000 employees in 50 countries strive to make Air Products the world’s safest and best performing Industrial Gases company, providing sustainable offerings and excellent service to all customers. For more information, visit www.airproducts.com.

NOTE: This news release contains “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements about the Company’s plans for completion of the spin-off, the expected benefits of the spin-off, the tax free nature of the spin-off, the prospects for the independent companies following the spin-off and the timing of the transaction. These forward-looking statements are based on management’s reasonable expectations and assumptions as of the date of this release. Actual results may differ materially from the expectations expressed in the forward-looking statements because of many factors not anticipated by management, including, without limitation, our ability to obtain or delays in obtaining regulatory approvals, Air Products’ decision not to consummate or decision to delay the spin-off due to market, economic or other events; our ability to fully realize the anticipated benefits of the spin-off; negative effects of the announcement or the consummation of the proposed spin-off on the market price of the company’s common stock; Versum’s ability to operate independently following the spin-off; weakening of global or regional economic conditions; future financial and operating performance of major customers; unanticipated contract terminations or customer cancellations of sales; the impact of competitive products and pricing; unexpected changes in raw material supply and markets; Versum’s failure to successfully develop and market new products and optimally manage product life cycles; Versum’s inability to protect and enforce its intellectual property rights; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, interest and currency exchange rates; unanticipated business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, weather events and natural disaster; increased competition; changes in relationships with our significant customers and suppliers; Versum’s ability to predict, identify and interpret changes in consumer preferences and demand; uncertainty regarding the availability of financing to us in the future and the terms of such financing; disruptions in Versum’s information technology networks and systems; unexpected safety or manufacturing issues; costs and outcomes of litigation or regulatory investigations; the impact of management and organizational changes; the timing, impact, and other uncertainties of future acquisitions or divestitures; significant fluctuations in interest rates and foreign currencies from that currently anticipated; the impact of changes in environmental, tax or other legislation and regulations in jurisdictions in which Versum and its affiliates operate; relocation of our corporate headquarters and key activities; and other risk factors described in the Company’s amended Form 10 registration statement with the United States Securities and Exchange Commission on August 26, 2016. The Company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this document to reflect any change in assumptions, beliefs or expectations or any change in events, conditions, or circumstances upon which any such forward-looking statements are based.

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Media Inquiries:

Katie McDonald, tel: (610) 481-3673; email: mcdonace@airproducts.com.

Investor Inquiries:

Simon Moore, tel: (610) 481-7461; email: mooresr@airproducts.com.